UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 24, 2004

SCANNER TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

New Mexico
(State or Other Jurisdiction of Incorporation)

000-08149	85-0169650
(Commission File Number)	(IRS Employer
Identification No.)

14505 21St Avenue North, Suite 220
Minneapolis, Minnesota 55447
(Address of Principal Executive Offices) (Zip Code)

(763) 476-8271
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.

        On August 24, 2004, the Company issued three-year warrants to purchase an aggregate of 175,000 shares at $3.50 per share to five persons in consideration for such persons extending their guarantee of debt of the Company.

        On August 24, 2004, the Company issued three-year warrants to purchase an aggregate of 202,250 shares at $3.50 per share to eleven persons in consideration for the exercise of certain outstanding warrants between June 23, 2004 and August 17, 2004.

        Between August 10 and August 17, 2004, the Company issued an aggregate of 379,500 shares of Common Stock to eleven individuals upon exercise of warrants, with 7,000 shares issued at $3.00 per share, 237,500 shares at $2.00 per share and 135,000 shares at $1.35 per share.

        On August 17, 2004, the Company issued to one investor an aggregate of 1,150,000 units, with each unit consisting of one share of Common Stock and a five-year warrant to purchase one share of Common Stock at $2.90 per share, for a purchase price of $1.30 per unit. In connection with the private placement of units, the Company issued to a selling agent a five-year warrant to purchase 46,000 shares of the Company’s Common Stock at $2.90 per share.

        The above securities were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933. The certificates representing the securities bear a restrictive legend.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   September 27, 2004

SCANNER TECHNOLOGIES CORPORATION
By:	/s/ Elwin M. Beaty

Elwin M. Beaty President, Chief Executive Officer and Chief Financial Officer